Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(AS AMENDED AND RESTATED ON JUNE 4, 2013)

ARTICLE I

STOCKHOLDERS

SECTION 1. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the third Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, within or without the State of Delaware, or at such time and place as may be designated from time to time by the Board of Directors.

SECTION 2. (A) Except as otherwise required by law and subject to the rights of any series of Preferred Stock, special meetings of stockholders of the corporation may be called only by (i) the Chief Executive Officer of the corporation, (ii) the Board of Directors pursuant to a resolution approved by the Board of Directors (each of (i) and (ii), a “Special Meeting Request”), or (iii) the Secretary upon the written request of stockholders having an aggregate “net long position” of not less than twenty-five percent (25%) (the “Requisite Percent”) of the outstanding shares of the corporation, which are entitled to vote at the meeting, prior to the Request Receipt Date (as defined in Section 2(B) of this Article I), and having held such “net long position” continuously for at least one year, as of the date of such request, subject to Section 2(B) of this Article I (a “Stockholder Requested Special Meeting”). “Net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to “the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Stockholder Special Meeting Request (as defined in Section 2(B) of this Article I) and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the corporation’s Class A common stock on the NASDAQ Stock Market (or such other primary stock exchange on which the corporation’s Class A common stock then trades) on such date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote on the matter or matters brought at the Stockholder Requested Special Meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section 2 and related provisions of the By-laws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the corporation and the stockholders.

(B) In order for a Stockholder Requested Special Meeting to be called, one or more special meeting requests (each a “Stockholder Special Meeting Request,” and together, the “Stockholder Special Meeting Requests”) must be signed by the Requisite Percent of record holders (or their duly authorized agents) and must be delivered to the Secretary of the corporation. The Stockholder Special Meeting Request(s) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation by registered mail, return receipt requested. The first date on which unrevoked valid Stockholder Special Meeting Request or Stockholder Special Meeting Requests made by holders of record having shares of Class A common stock representing in the aggregate not less than the Requisite Percent and delivered to the Secretary of the corporation in accordance with the provisions of the first two sentences of this Section 2(B) shall be the “Request Receipt Date.” Each Stockholder Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it; (ii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Stockholder Special Meeting Request; (iii) set forth (A) the name and address, as they appear in the corporation’s stock ledger, of each stockholder signing such request (or on whose behalf the Stockholder Special Meeting Request is signed), (B) the class, if applicable, and the number of shares of common stock of the corporation that are owned of record and beneficially by each such stockholder and (C) include documentary evidence of such stockholder’s record and beneficial ownership of such stock; (iv) include a detailed description of (A) any transaction in, or arrangement, agreement, understanding or relationship with respect to, any option, warrant, convertible or exchangeable security, stock appreciation right or right similar to any of the foregoing, hedging transactions or borrowed or loaned shares, with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise, (B) any transaction, arrangement, agreement, proxy, understanding or relationship which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to receive or share in the receipt of dividends payable on any securities of the corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the corporation or otherwise, in each case under clauses (A) and (B) including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement and (C) any transaction, arrangement, agreement, understanding or relationship with respect to the borrowing or lending of securities of the corporation or any interest therein (in each case by, of or on behalf of such stockholder); (v) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, (vi) contain the information required by Section 9 of this Article I, (vii) in the case of any nominations of persons for election to the Board of Directors at such Stockholder Requested Special Meeting, the information required by Section 9(A)(2) of this Article I for a stockholder notice of a nomination at an annual meeting, (viii) in the case of any business, other than the election of a director or directors, proposed to be conducted at such Stockholder Requested Special Meeting, the information required by Section 9(A)(2) of this Article I for a stockholder notice of proposed business at an annual meeting, (ix) an agreement by the requesting stockholder(s) to notify the corporation immediately in the case of any disposition on or prior to the date of such Stockholder Requested Special Meeting of shares of common stock of the corporation held by such stockholder(s) and (x) an acknowledgement by the requesting stockholder(s) and the beneficial owner(s), if any, on whose behalf the Stockholder Special Meeting Request is being made, that any reduction in the number of shares held by such stockholder(s) below the Requisite Percent following delivery of the Stockholder Special Meeting Request shall be deemed a revocation of such Stockholder Special Meeting Request. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the Requisite Percent, the Board of Directors, in its discretion, may cancel the special meeting.

(C) Notwithstanding the foregoing, the Secretary of the corporation shall not be required to call a special meeting of stockholders if (i) the Board of Directors calls an annual or special meeting of stockholders to be held not later than sixty (60) days after the Request Receipt Date; or (ii) the Stockholder Special Meeting Request(s) (A) is received by the Secretary of the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (B) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within the twelve months prior to the Request Receipt Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (C) relates to an item of business that is not a proper subject for action by the party requesting the special meeting under applicable law; (D) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (E) does not comply with the provisions of this Section 2.

(D) Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these By-laws and the laws of the State of Delaware. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting , which shall be fixed in accordance with Section 8 of this Article I. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(E) Business to be transacted at a special meeting, including a special meeting called by a Special Meeting Request or a Stockholder Requested Special Meeting, may only be brought before the meeting pursuant to the corporation’s notice of meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Stockholder Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters not included in the Stockholder Special Meeting Request(s) to the stockholders at any Stockholder Requested Special Meeting.

SECTION 3. Except as otherwise provided by law, notice of the time, place and purpose or purposes of every meeting of stockholders shall be given not earlier than sixty, nor less than ten, days previous thereto to each stockholder of record entitled to vote at the meeting. Notice of any meeting of stockholders need not be given to any stockholders who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission, or to any stockholder who shall attend such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. The holders of record of a majority in voting power of the issued and outstanding shares of the corporation, which are entitled to vote at the meeting, shall, except as otherwise provided by law, constitute a quorum at all meetings of the stockholders. If there be no such quorum present in person or by proxy, the holders of a majority in voting power of such shares so present or represented may adjourn the meeting from time to time.

SECTION 5. (A) Meetings of the stockholders shall be presided over by the Chief Executive Officer or Chairman, or, if neither is present, by a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the corporation or, in his absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman shall appoint a secretary.

(B) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 6. Each stockholder entitled to vote at any meeting may vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time; but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period.

SECTION 7. At all elections of directors the voting shall be by ballot, and a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section 9(A)(2) of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Except as otherwise provided by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law, all other questions to stockholders shall be determined by a majority of the votes cast on such questions.

SECTION 8. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 9. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 9 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the corporation that are beneficially owned by each such nominee, (iv) a statement whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or reelection, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Corporate Governance Guidelines, (v) such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (vi) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(B) Special Meetings of Stockholders. (1) Business transacted at any special meeting shall be limited to the purposes stated in the corporation’s notice of meeting; provided, however, that business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the unrevoked valid Stockholder Special Meeting Request received from stockholder(s) of record holding shares representing in the aggregate at least the Requisite Percent and (ii) any additional matters that the Board of Directors determines to include in the corporation’s notice of the meeting. Nominations of persons for election to the Board of Directors made by a stockholder or stockholders at any special meeting shall be made only in accordance with the notice procedures and requirements set forth in Section 2 of this Article I, in the case of a Stockholder Requested Special Meeting, and Section 9(B)(2) of this Article I, in the case of any other special meeting. Proposals made by a stockholder or stockholders of other business to be conducted at a special meeting may be made only in accordance with the procedures set forth in Section 2 of this Article I. Notwithstanding the provisions of Section 2 of this Article I or this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in Section 2 of this Article I. Any references to the Exchange Act are not intended to and shall not limit the requirements applicable to stockholder-proposed business to be considered pursuant to Section 2 of this Article I.

(2) In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 9) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(2) For purposes of this Section 9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. The Board of Directors of the corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed by the affirmative vote of a majority of the Board of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business. Directors need not be stockholders.

SECTION 2. Vacancies in the Board of Directors and newly created directorships resulting from an increase in the number of directors shall be filled as provided in the Certificate of Incorporation.

SECTION 3. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of the Chief Executive Officer or Chairman, by oral, telegraphic, facsimile or written notice or notice by means of electronic transmission, duly served on or sent, given or mailed to each director not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after the meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission. Unless otherwise provided by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 4. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent permitted by law and provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. A majority of the members of a committee shall constitute a quorum for the transaction of its business. The Board of Directors may designate one or more directors as alternate members of any committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors, to act at the meeting for all purposes in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

ARTICLE III

OFFICERS

SECTION 1. Within a reasonable amount of time after the Board of Directors election is held in each year, the Board of Directors shall elect officers of the corporation, including a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also from time to time appoint such other officers (including a Chairman who shall be a member of the Board of Directors, one or more Vice Chairmen, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power so to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior, or Regional, or may be given such other designation or combination of designations.

SECTION 2. All officers of the corporation elected or appointed by the Board of Directors shall hold office until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

SECTION 3. Each of the officers of the corporation elected or appointed by the Board of Directors shall have the powers and duties prescribed by law, by the By-laws or by the Board of Directors and, unless otherwise prescribed by the By-laws or by the Board of Directors, shall have such further powers and duties as ordinarily pertain to his office. The Chief Executive Officer shall be the Principal Executive Officer and shall have the general direction of the affairs of the corporation. Any officer, agent, or employee of the corporation may be required to give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may from time to time prescribe.

ARTICLE IV

CERTIFICATES OF STOCK

SECTION 1. Except as otherwise determined by resolution of the Board of Directors in respect of any uncertificated shares, the interest of each stockholder of the corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. Subject to any applicable restrictions on transfer, the shares of the stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

SECTION 2. The certificates of stock shall be signed by such officer or officers as may be permitted by law to sign (except that where any such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of any such officer or officers may be facsimiles), and shall be countersigned and registered in such manner, all as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

SECTION 3. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

ARTICLE V

CORPORATE BOOKS

The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VI

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations or entities owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chief Executive Officer, or by such officers as the Board of Directors may from time to time determine.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal” state and date of incorporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX

INDEMNIFICATION

SECTION 1. The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 below, the corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

SECTION 2. The corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

SECTION 3. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise. The right to advancement of expenses provided herein pertains to expenses incurred in connection with the Proceeding for which indemnification is provided.

SECTION 4. If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within ninety (90) days after a written claim therefor has been received by the corporation or if a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days after the corporation has received a statement or statements requesting such amounts to be advanced, the claimant shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law. Notwithstanding anything in these By-laws to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of a Proceeding.

SECTION 5. The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 6. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

SECTION 7. The corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 8. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

SECTION 9. The provisions of this Article IX shall constitute a contract between the corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the corporation (whether before or after the adoption of these By-laws), in consideration of such person’s performance of such services, and pursuant to this Article IX the corporation intends to be legally bound to each such current or former director or officer of the corporation. With respect to current and former directors and officers of the corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these By-laws. With respect to any directors or officers of the corporation who commence service following adoption of these By-laws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the corporation in effect prior to the time of such repeal or modification.

ARTICLE X

OFFICES

The corporation and the stockholders and the directors may have offices outside of the State of Delaware at such places as shall be determined from time to time by the Board of Directors.

ARTICLE XI

AMENDMENTS

The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware. The affirmative vote of the holders of at least 66  2/3 percent in voting power of all the outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to make, amend, alter, change, add to or repeal any provision of the By-laws of the corporation.